QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
REPORTS FIRST QUARTER FISCAL YEAR 2005 RESULTS

        BILLERICA, Mass.—August 2, 2004—American Science and Engineering, Inc. (AS&E®) (AMEX: ASE) reported revenue of $16,812,000, operating income of $409,000, and a net loss per share of $0.07 for the first quarter (ended June 30, 2004) of fiscal year 2005. This represents a $576,000 decrease in revenues and a $0.09 per share decrease in earnings per share versus the first quarter of the prior fiscal year.

        Included in other income (expense) for the quarter ended June 30, 2004 is $920,000, or $0.12 per share, in expense representing the change in the "mark to market" value during the period of the outstanding warrants issued in connection with a fiscal year 2003 private placement of common stock. Earnings per share, before considering this item, was $0.05 per share.

        "We are pleased with our positive operating profit of $409,000 for the quarter, which exceeded our plan," said Anthony Fabiano, President and CEO. "The $920,000 warrant expense is directly attributable to the significant rise in our stock price in the first quarter. The operational results also reflect gross margin improvement and an increase in operating profits as a percentage of revenue versus the first quarter of fiscal 2004."

        Fabiano continued, "Bookings were strong and exceeded historical averages for this quarter. The breakthrough Z® Backscatter Van™ (ZBV), a drive-by X-ray screening system that detects explosives, continues to generate revenue with 29 systems sold to date. Twelve of these systems were ordered in the first quarter. In June, the U.S. Department of Defense awarded AS&E with $5.2 million for eight systems, and a metropolitan police department ordered two ZBVs to protect a major U.S. city. Also in Q1, we received a landmark order for $5.8 million in spare parts. Our Aftermarket Service & Support group continues to be a strong contributor to AS&E's bottom line.

        "We continue to move AS&E in a positive direction. Going forward, we remain focused on profitability and the implementation of new strategies and business processes to satisfy the needs of our customers and increase value for our shareholders."

        As previously announced, Anthony Fabiano, President and CEO, and Ken Galaznik, Acting Chief Financial Officer, will host the conference call on Monday, August 2 at 11 a.m. ET to discuss the results and respond to questions. To participate in the call, please dial 1-800-915-4836 at least 10 minutes prior to starting time. For international participants, dial 1-973-317-5319.

        An audio replay of the teleconference will be available, in its entirety, starting at 1 p.m. ET for a 48-hour period by dialing 1-800-428-6051. Internationally, please dial 1-973-709-2089. The conference identification number is 367234. The replay will also be available at www.as-e.com the Investor Information section immediately following the conference.

About AS&E®

        American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E's patented Z® Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E's Shaped Energy™ X-ray inspection systems combine the material discrimination features of Z® Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. AS&E's High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. For more information on AS&E products and technologies, please visit http://www.as-e.com.

        AS&E, Shaped Energy, Z Backscatter and Z Backscatter Van are registered trademarks or trademarks of American Science and Engineering, Inc.

For more information:
Ken Galaznik
American Science and Engineering, Inc.
(978) 262-8700

Safe Harbor Statement

        The foregoing press release contains statements concerning AS&E's financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company's systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E's products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company's products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

AMERICAN SCIENCE AND ENGINEERING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
Unaudited

For the Quarter Ended	June 30, 2004	June 30, 2003
Net sales and contract revenue	$16,812	$17,388
Gross profit	5,138	4,572
Selling, general, and administrative expenses	3,274	3,052
Research and development expenses	1,455	1,285

Operating income	409	235
Other income (expense) (Note 1)	(950)	(115)

Income (loss) before provision for income taxes	(541)	120
Provision for income taxes	—	—

Net income (loss)	$(541)	$120

Income (loss) per common share—diluted	$(0.07)	$0.02

Shares used in income (loss) per share calculation—diluted	7,558	7,011

        The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

        Note 1: Included in other income (expense) was $920 in expense in the quarter ended June 30, 2004 and $274 in expense in the quarter ended June 30, 2003, representing the change in the "mark to market" value during the period of the outstanding warrants issued in connection with a fiscal year 2003 private placement of common stock.

AMERICAN SCIENCE AND ENGINEERING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2004	March 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,264	$18,232
Restricted cash	629	585
Short-term investments	921	1,845
Accounts receivable, net of allowances of $275 and $250 at June 30, 2004 and March 31, 2004	12,121	14,771
Unbilled costs and fees, net of allowances of $352 and $394 at June 30, 2004 and March 31, 2004	4,366	4,468
Inventories	12,611	11,390
Prepaid expenses and other current assets	1,925	1,890

Total current assets	56,837	53,181
Non-current assets:
Other assets	36	37
Property and equipment, net of accumulated depreciation of $12,455 on June 30, 2004 and $12,117 at March 31, 2004	2,926	2,585

	$59,799	$55,803

Liabilities & Stockholders' Investment
Current liabilities:
Accounts payable	$4,218	$3,690
Accrued salaries and benefits	2,222	1,954
Accrued warranty costs	900	699
Deferred revenue	1,597	2,020
Customer deposits	3,892	4,419
Other current liabilities	1,291	1,875

Total current liabilities	14,120	14,657
Non-current liabilities:
Warrant liability	3,013	2,093
Other non-current liabilities	643	620

Total liabilities	17,776	17,370
Total stockholders' investment	42,023	38,433

	$59,799	$55,803

QuickLinks

  Exhibit 99.1